Exhibit 99.1

Investor Contact:	Media Contact:
Meredith Mendola	Nicole Rowe
781-370-6151	781-370-6369
mmendola@ptc.com	nrowe@ptc.com
PTC Reports Fourth Quarter and Fiscal Year 2007 Results
- Company Delivers Fiscal 2007 Revenue of $941.5 Million and Cash Flow From Operations of
$127.4 Million -
NEEDHAM, Mass., October 31, 2007 — PTC (Nasdaq: PMTC), the Product Development Company®, today reported revenue of $266.7 million for the fourth quarter ended September 30, 2007, up 9% from the same period last year. Total license revenue for the fourth quarter of 2007 was $96.1 million, up 14% from the same period last year. For fiscal year 2007, PTC reported total revenue of $941.5 million, up 10% from fiscal year 2006. Total license revenue for fiscal year 2007 was $296.1 million, up 12% from fiscal year 2006.
“We executed well in the fourth quarter and delivered good results for the year,” said C. Richard Harrison, president and chief executive officer. “In particular, our non-GAAP operating margin of 24% for the fourth quarter contributed to our ability to deliver substantial margin growth for the full year. Additionally, sales of our Enterprise Solutions continue to significantly outpace market growth. Finally, we delivered outstanding results in Europe in 2007. We are winning customer benchmarks because our software and services solutions address real business process challenges and work together in a cohesive system. This provides customers with substantial value because it enables them to replace multiple proprietary and legacy point solutions, as well as manual processes, as they strive to globalize product development and run lean processes.”
PTC also announced today that it will restate its previously issued financial statements with respect to certain transactions involving Toshiba Corporation of Japan recorded during the fiscal periods 2001 to 2006. As discussed in PTC’s Current Report on Form 8-K filed today with the Securities and Exchange Commission, the transactions appear to have been related to an allegedly fraudulent scheme conducted by a Toshiba employee. The aggregate revenue associated with the transactions anticipated to be restated is approximately $41 million, or less than 1% of total PTC revenue during the affected fiscal years, and the expected reduction in fiscal 2006 revenue is approximately $8 million. The revenue to be reversed from prior periods is expected to be deferred as of September 30, 2007, to be recorded as revenue or other income in the future if and to the extent that the rights and obligations of the companies connected with the transactions are resolved in PTC’s favor. As part of the restatement, PTC also expects to record adjustments to correct other previously identified immaterial errors.
“Our decision to restate our results does not indicate any change in our position in the pending litigation relating to these transactions,” said Neil Moses, CFO of PTC. “PTC Japan delivered software and services and was paid for the software and services delivered. We will continue to defend vigorously our position. At the same time, Toshiba continues to be a valued customer and has made additional purchases in fiscal 2007, which are not impacted by the restatement.”
No adjustments have been made to the financial results reported in this press release to reflect the anticipated restatement. PTC believes its results for the fourth quarter and fiscal year 2007 will not be materially affected by this restatement, PTC expects to complete the restatement and to file its Annual Report on Form 10-K with the SEC by the November 29, 2007 due date.

PTC Reports Fourth Quarter and Fiscal Year 2007 Results

Additionally, PTC today announced its intent to acquire CoCreate Software GmbH for $250 million (see separate press release issued October 31, 2007). The transaction value represents approximately 3.1 times CoCreate’s total revenue, 4.6 times its maintenance revenue, and 7.4 times its non-GAAP operating margins, based on trailing twelve month data. The acquisition is expected to close in December 2007, subject to customary conditions including regulatory approval.
Fourth Quarter and Fiscal 2007 Earnings Results
GAAP operating income for the fourth quarter of 2007 was $31.0 million, or 11.6% of total revenue. GAAP net income for the fourth quarter of 2007 was $36.1 million, or $0.31 per diluted share. Non-GAAP operating income, which excludes stock-based compensation cost, restructuring charges and amortization of acquisition-related intangible assets, was $64.2 million for the fourth quarter of 2007, or 24.1% of total revenue. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of those items, as well as one-time tax items, was $44.5 million for the fourth quarter of 2007, or $0.38 per diluted share.
GAAP operating income for fiscal year 2007 was $93.0 million, or 9.9% of total revenue. GAAP net income for fiscal year 2007 was $155.8 million, or $1.33 per diluted share. Non-GAAP operating income, which excludes stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, and restructuring charges, was $159.7 million in 2007, or 17.0% of total revenue. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of these items, as well as one-time tax items, was $118.2 million for 2007, or $1.01 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.
PTC’s GAAP and non-GAAP results for the fourth quarter and fiscal 2007 reflect the reversal of PTC’s valuation allowance against deferred tax assets in the U.S. and a foreign jurisdiction in the third quarter of 2007. This reversal resulted in a GAAP tax benefit in both the fourth quarter and full year of 2007. This tax benefit is excluded from our non-GAAP results. We have provided more information about the impact of this change in the attached financial tables.
Cash and cash equivalents were $263 million at the end of fiscal 2007, up from $260 million at the end of the third fiscal quarter of 2007, ahead of expectations. PTC purchased shares of PTC stock under its authorized share repurchase program for $8.1 million during the quarter. Cash flow from operations was $12.3 million and $127.4 million for the fourth quarter and fiscal year 2007 respectively.
Fourth Quarter 2007 Revenue Metrics
PTC delivered the following results for the fourth quarter of fiscal 2007:
•	License revenue of $96.1 million, training and consulting service revenue of $64.6 million, and maintenance revenue of $106.0 million;

•	Desktop Solutions total revenue of $157.4 million;

•	Enterprise Solutions total revenue of $109.2 million, the highest quarterly Enterprise Solutions revenue in the company’s history;

•	Total reseller channel revenue of $51.3 million;

•	Revenue of $102.2 million in North America, $101.6 million in Europe, $28.6 million in Japan and $34.2 million in the Pacific Rim.
In the fourth quarter, PTC received orders from leading organizations, including Airbus S.A.S.; Areva T&D; ASUSTek Computer Inc.; China State Shipbuilding Corporation (CSSC); Danaher Tool Group; Dell Inc.; EMC Corporation; Lockheed Martin Corporation; Manitowoc Crane; Nvidia; Quanta Computer Inc.; Robert Bosch; Tata Motors Limited; Whirlpool Corporation; and ZF Friedrichshafen AG.

PTC Reports Fourth Quarter and Fiscal Year 2007 Results

Fiscal Year 2007 Revenue Metrics
PTC delivered the following results for fiscal 2007:
•	License revenue of $296.1 million, training and consulting service revenue of $237.0 million, and maintenance revenue of $408.4 million;

•	Desktop Solutions total revenue of $586.9 million;

•	Enterprise Solutions total revenue of $354.6 million;

•	Total reseller channel revenue of $195.1 million;

•	Revenue of $365.0 million in North America, $353.4 million in Europe, $97.5 million in Japan, and $125.6 million in the Pacific Rim.
“We have entered Fiscal 2008 with a financial plan that supports both customer success and improved shareholder value,” continued Harrison. “We continue to strengthen our products with new capabilities and ease-of-use. We also continue to improve our distribution and services models to provide the best support to customers while further improving our profitability. And our globalization efforts, well underway, enable us to reduce costs while at the same time adding resource capacity to support future growth. All of these initiatives give us confidence in both short-term and long-term revenue and operating margin targets. We are introducing guidance for 2008 of revenue of $1 billion and non-GAAP EPS of $1.05 — $1.15, which implies a non-GAAP operating margin of at least 21%.”
First Quarter and Fiscal Year 2008 Financial Outlook
PTC’s revenue forecast for the first quarter of fiscal 2008 is between $230 million and $240 million. On a GAAP basis, earnings per share are expected to be between $0.08 and $0.13. The Company expects non-GAAP first quarter earnings per share to be between $0.20 and $0.25. These earnings expectations reflect the change (increase) in tax rate as a result of the reversal of the valuation allowance. The non-GAAP earnings expectations also exclude the following first quarter estimated expenses and their tax effects:
•	Approximately $11 million of expense related to stock-based compensation

•	Approximately $4.5 million of acquisition-related amortization expense

•	Approximately $9 million of restructuring expenses related to our continued globalization program
PTC expects its cash balance to be between $250 million and $260 million at the end of the first quarter.
For the fiscal year ending September 30, 2008, PTC expects revenue to be about $1 billion. On a GAAP basis, earnings per share are expected to be between $0.68 and $0.78. The Company expects non-GAAP earnings per share to be between $1.05 and $1.15 for the fiscal year. The non-GAAP earnings expectations exclude the following full-year estimated expenses and their tax effects:
•	Approximately $45 million of expense related to stock-based compensation

•	Approximately $18 million of acquisition-related amortization expense

•	Approximately $12 million of restructuring expenses related to the continued globalization program
The above guidance for the first quarter and fiscal 2008 does not include any potential effect of the CoCreate acquisition announced today. As described in that announcement, PTC expects the acquisition will be accretive to non-GAAP earnings and operating margins in the second quarter of fiscal 2008. Due to the lower level of deferred maintenance revenue that PTC will be permitted to record under purchase accounting as compared to the level of deferred maintenance revenue recorded by CoCreate, PTC expects that the acquisition will be dilutive to GAAP EPS in 2008, but accretive to GAAP EPS in 2009 and beyond. PTC expects that acquisition to close in the first quarter, subject to regulatory approval, and therefore expects to update its detailed guidance upon the close of that transaction.
Important Information about Non-GAAP References
References by PTC to non-GAAP operating costs and expenses, non-GAAP operating income, non-GAAP operating margin (non-GAAP operating income as a percentage of total revenue), non-GAAP net income

PTC Reports Fourth Quarter and Fiscal Year 2007 Results

and non-GAAP earnings per share refer to costs and expenses, operating income, net income or earnings per share, respectively, excluding stock-based compensation cost, amortization of acquisition-related intangible assets, and their related tax effects, as well as one-time tax items, if any. GAAP requires that these costs and charges be included in costs and expenses and, accordingly, used to determine operating income and earnings per share. PTC’s management uses non-GAAP operating costs and operating margin and associated non-GAAP net income (which is the basis for non-GAAP earnings per share) to make operational and investment decisions, and PTC believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.
First, although PTC undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, PTC allocates these grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of PTC’s functional organizations since they are unrelated to our core operating metrics. Likewise, we believe that excluding amortization of intangible assets associated with acquisitions provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of acquisitions on our results of operations. In addition, PTC’s management excludes the financial statement effect of these items in creating operating budgets for PTC’s functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP earnings per share affords investors a view of earnings that may be more easily compared to peer companies and enables investors to consider PTC’s earnings on both a GAAP and non-GAAP basis in periods when PTC is engaged in acquisition activities or undertaking non-recurring activities.
PTC believes these non-GAAP measures aid investors’ overall understanding of PTC’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that helps investors understand how PTC plans and measures its own business. However, non-GAAP net income should be construed neither as an alternative to GAAP net income or earnings per share, as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on PTC’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.
Earnings Call Webcast
PTC will provide detailed financial information and an outlook update on its fourth quarter and fiscal year 2007 results conference call and live webcast on October 31, 2007 at 10 a.m. ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on PTC’s web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same web address. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on November 5, 2007. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 203-369-3752.
PTC’s unaudited consolidated statements of operations and the unaudited condensed consolidated statements of cash flows for the fourth quarter and fiscal 2007 are attached.
About PTC
PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 50,000 companies worldwide. PTC customers include the world’s most innovative companies in manufacturing, publishing, services, government and life sciences industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

PTC Reports Fourth Quarter and Fiscal Year 2007 Results

Statements in this news release that are not historical facts, including statements about our confidence and strategies and our expectations about revenue, profitability, results of operations, market growth and market acceptance of our products, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: (i) our conclusion that we are more likely than not to continue to achieve continued profitability in the U.S. may prove to be incorrect, in which case we may be required to again record a valuation allowance against U.S. deferred tax assets; (ii) we may be unable simultaneously to achieve our revenue goals and to implement our cost-reduction activities that are intended to improve our profitability, which could impact our earnings results and our ability to achieve forecast operating margins in 2008; (iii) the negative financial statement impact of our ongoing investigation into Japanese sales transactions may be greater than we currently anticipate; (iv) if we do not file our Form 10-K for FY2007 by the due date, the NASDAQ Stock Market is likely to initiate delisting proceedings, and any delisting may impair the liquidity of our shares; and (v) the other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q.
PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein have trademarks or registered trademarks of their respective holders.
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PTC Reports Fourth Quarter and Fiscal Year 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months	Year
	Ended	Ended
	September 30,	September 30,
	2007	2007
Revenue:
License	$96,103	$296,125
Service	170,549	645,386

Total revenue	266,652	941,511

Costs and expenses:
Cost of license revenue(1)	4,228	16,083
Cost of service revenue(1)	69,872	274,727
Sales and marketing(1)	76,521	292,215
Research and development(1)	44,416	162,351
General and administrative(1)	23,288	79,777
Amortization of acquired intangible assets	2,027	7,467
In-process research and development	—	544
Restructuring charge, net	15,347	15,347

Total costs and expenses	235,699	848,511

Operating income	30,953	93,000
Other income, net	2,496	6,892

Income before income taxes	33,449	99,892
Benefit for income taxes	(2,610)	(55,947)

Net income	$36,059	$155,839

Earnings per share:
Basic	$0.32	$1.38
Weighted average shares outstanding	113,104	112,734
Diluted	$0.31	$1.33
Weighted average shares outstanding	117,702	117,494

(1)	For the three and twelve months ended September 30, 2007, stock-based compensation was accounted for under SFAS 123(R), “Share-Based Payment”. The amounts in the tables above include stock-based compensation as follows:

	Three Months	Year
	Ended	Ended
	September 30,	September 30,
	2007	2007
Cost of license revenue	$38	$138
Cost of service revenue	2,741	7,412
Sales and marketing	3,059	8,985
Research and development	2,676	7,205
General and administrative	5,424	12,705

Total stock-based compensation	$13,938	$36,445

PTC Reports Fourth Quarter and Fiscal Year 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months	Year
	Ended	Ended
	September 30,	September 30,
	2007	2007
GAAP operating income	$30,953	$93,000
Stock-based compensation	13,938	36,445
Amortization of acquired intangible assets included in cost of license revenue	1,925	6,820
Amortization of acquired intangible assets included in cost of service revenue	17	83
Amortization of acquired intangible assets	2,027	7,467
In-process research and development	—	544
Restructuring charge, net	15,347	15,347

Non-GAAP operating income	$64,207	$159,706

GAAP net income	$36,059	$155,839
Stock-based compensation	13,938	36,445
Amortization of acquired intangible assets included in cost of license revenue	1,925	6,820
Amortization of acquired intangible assets included in cost of service revenue	17	83
Amortization of acquired intangible assets	2,027	7,467
In-process research and development	—	544
Restructuring charge, net	15,347	15,347
Income tax adjustments (1)	(24,813)	(104,326)

Non-GAAP net income	$44,500	$118,218

GAAP diluted earnings per share	$0.31	$1.33
Stock-based compensation	0.12	0.31
All other items identified above	(0.05)	(0.63)

Non-GAAP diluted earnings per share	$0.38	$1.01

Weighted average shares used in calculating Non-GAAP diluted earnings per share	117,702	117,494

(1)	Reflects the tax effect of non-GAAP adjustments above, as well as the effect of one-time tax benefits due to the favorable resolution of a tax claim of $5.3 million and the reversal of the valuation allowance recorded in the United States and a foreign jurisdiction.

PTC Reports Fourth Quarter and Fiscal Year 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months	Year
	Ended	Ended
	September 30,	September 30,
	2007	2007
Cash flows from operating activities:
Net income	$36,059	$155,839
Stock-based compensation	13,938	36,445
Depreciation and amortization	10,317	39,199
Accounts receivable	(36,267)	(2,784)
Accounts payable and accruals(1)	22,444	(3,555)
Deferred revenue	(23,841)	(2,387)
In-process research and development	—	544
Income taxes	375	(68,464)
Other	(10,723)	(27,463)

Net cash provided by operating activities	12,302	127,374

Capital expenditures	(6,918)	(24,057)
Acquisitions of businesses, net of cash acquired	(2,574)	(31,092)
Financing activities	(6,517)	(1,024)
Foreign exchange impact on cash	7,022	8,622

Net change in cash and cash equivalents	3,315	79,823
Cash and cash equivalents, beginning of period	259,956	183,448

Cash and cash equivalents, end of period	$263,271	$263,271

(1)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.